                                                                    EXHIBIT 23.2



Consent of Independent Certified Public Accountants



The Source Information Management Company
St. Louis, Missouri

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of The Source Information Management Company of our report dated March 9, 1999, relating to the financial statements U.S. Marketing Services, Inc. and subsidiaries for March 25, 1998 (inception) through December 31, 1998 and appearing in the Company's current report on Form 8-K/A dated June 10, 1999.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




                                                /s/ BDO Seidman, LLP

New York, New York
March 3, 2000

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